SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 16, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 3.02 is incorporated herein by reference.

There is no material relationship between Wheeler and its affiliates and any of the Secondary Investors (as defined in Item 3.02).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 18, 2013, Wheeler filed a Form 8-K (the “Initial 8-K”) to report that it had entered into a Securities Purchase Agreement, dated as of December 16, 2013 (the “Securities Purchase Agreement”), pursuant to which it could issue, in one or more closings on or before January 31, 2014, a maximum of $12.0 million of convertible notes, non-convertible notes and/or warrants to purchase shares of Wheeler common stock, $0.01 par value per share. On December 16, 2013, Wheeler completed an initial closing (the “First Closing”) consisting of the private placement of $6.0 million of convertible notes and $4.0 million of non-convertible notes and warrants to purchase Wheeler common stock with eight accredited investors (the “Initial Investors”). The terms of the First Closing and the notes issued in connection therewith were detailed in the Initial 8-K.

Pursuant to a First Amendment to Securities Purchase Agreement, dated as of January 31, 2014 (the “First Amendment”), Wheeler and the Initial Investors amended the Securities Purchase Agreement solely to increase the maximum size of the offering to an aggregate of $12.16 million. In accordance with the terms of Securities Purchase Agreement, as amended by the First Amendment, as of January 31, 2014, Wheeler completed a second closing (the “Second Closing”) consisting of the private placement of $2.160 million of non-convertible notes and warrants to purchase shares of Wheeler common stock with fourteen accredited investors (the “Secondary Investors”). The non-convertible senior notes have an interest rate of 9.0% (which will be paid monthly) and mature on January 31, 2016. The warrants issued permit the Secondary Investors to purchase an aggregate 227,372 shares of Wheeler common stock, have an exercise price of $4.75 per share, expire on January 31, 2019 and are not exercisable unless Wheeler obtains shareholder approval for this transaction and the issuance of the common stock underlying the warrants.

In connection with the Second Closing, the Secondary Investors became parties (along with the Initial Investors) to that certain Registration Rights Agreement, dated as of December 16, 2013 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Wheeler has agreed to file and maintain a registration statement with the Securities and Exchange Commission for the resale of the shares of common stock underlying convertible notes issued to the Initial Investors and the warrants issued to the Secondary Investors.

Maxim Group, LLC acted as the lead placement agent and Newbridge Securities Corporation acted as co-placement agent for the private placement transaction. Maxim Group, LLC received a commission in the amount of $82,477.50 and Newbridge Securities Corporation received a commission in the amount of $95,697.50.

The proceeds from this investment will be used for property acquisitions and general working capital. The offer and sale of these securities was completed pursuant to the exemptions from registration provided by Regulation D under the Securities Act of 1933, as amended. The foregoing descriptions are only a summary and are qualified in their entirety by reference to the agreements that are attached to this Form 8-K as exhibits and incorporated herein by reference.

On February 6, 2014, Wheeler issued a press release relating to the private placement transaction (as described in Item 3.02). The press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

4.1	Form of Non-convertible Note. (1)

4.2	Form of Warrant Agreement. (1)

10.1	First Amendment to Securities Purchase Agreement, dated January 31, 2014. (2)

10.2	Registration Rights Agreement, dated December 16, 2013.(1)

10.3	Securities Purchase Agreement, dated December 16, 2013.(1)

99.1	Press release, dated February 6, 2014, relating to the private placement transaction. (2)

(1)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, previously filed on December 18, 2013 and hereby incorporated by reference.
(2)	Filed herewith.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: February 6, 2014

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Form of Non-convertible Note. (1)

4.2	Form of Warrant Agreement. (1)

10.1	First Amendment to Securities Purchase Agreement, dated January 31, 2014. (2)

10.2	Registration Rights Agreement, dated December 16, 2013.(1)

10.3	Securities Purchase Agreement, dated December 16, 2013.(1)

99.1	Press release, dated February 6, 2014, relating to the private placement transaction. (2)

(1)	Filed as an exhibit to the Wheeler Real Estate Investment Trust, Inc.’s Current Report on Form 8-K, previously filed on December 18, 2013 and hereby incorporated by reference.
(2)	Filed herewith.